DOV KAHANA & CO.
          Certified Public Accountants (Isr.)

          54 Bezalel St. Ramat-Gan
          P.O. Box 3532, Ramat-Gan 52134
          TEL. 575 9681  FAX. 575 9584







                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants,   we  hereby  consent  to  the
          incorporation by reference in the amendment No. 2 to the registration statement on FORM S-2 (File No.33-51023) of Ampal American Israel Corporation of our report on the financial statements of Red Sea Marineland Holding (1973) Ltd. dated March 22, 1993, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992, and to all references to our firm included in such registration statement.

          DOV KAHANA & CO.
          Certified Public Accountants (Isr.)
          Ramat-Gan.   January 21, 1994